SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                         HARBOR FLORIDA BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:


(SC14A-07/98)

                         HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                              Fort Pierce, FL 34950
                                 (561) 461-2414

                                 August 12, 1998


Dear Stockholder:

     You are invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), the stock holding company for Harbor Federal Savings Bank (the "Bank"). The purpose of the Special Meeting is to consider the approval of the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees (the "Plan"). The Special Meeting is scheduled to be held on Friday, September 18, 1998, at 10:30 a.m., Florida time, at Old City Hall Annex, 315 Avenue A, Fort Pierce, Florida.

     The attached Notice of Special Meeting and Proxy Statement describes the Plan in detail. Directors and officers of the Company will be present at the Special Meeting to respond to any questions that you may have regarding the Plan.

     The Board of Directors has determined that the approval of the Plan at the Special Meeting is in the best interests of the Company and its stockholders. Therefore, the Board unanimously recommends that you vote for the approval of the Plan. Additionally, the Company has included as a separate proposal the adjournment of the Special Meeting, if necessary, to permit the solicitation of additional proxies. The purpose of this proposal is to allow the Company to seek additional proxies if sufficient votes to approve the Plan are not present at the Special Meeting. The Board also unanimously recommends that you vote for the adjournment, if necessary, of the Special Meeting.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED EITHER IN PERSON OR BY PROXY TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS AT THE SPECIAL MEETING.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for all your support and interest. We look forward to seeing you at the Special Meeting.

                                          Sincerely yours,

                                          /s/ Michael J. Brown, Sr.

                                          Michael J. Brown, Sr.
                                          President and CEO

                         HARBOR FLORIDA BANCSHARES, INC.
                              100 S. Second Street
                           Fort Pierce, Florida 34950
                                 (561) 461-2414

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 18, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company") will be held at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida on Friday, September 18, 1998, at 10:30 a.m. Florida time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

     1 . To approve the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for directors, officers and employees (the "Plan").

     2. The approval of the adjournment of the Special Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Plan.

     3. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Bancshares is not aware of any matters other than those set forth above which may properly come before the meeting.

     The Board of Directors of Bancshares has fixed July 24, 1998, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting.


                                          BY ORDER OF THE BOARD OF
                                             DIRECTORS

                                          /s/ Michael J. Brown, Sr.

                                          Michael J. Brown, Sr.
                                          President & CEO


August 12, 1998
Fort Pierce, Florida

     YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.

                         HARBOR FLORIDA BANCSHARES, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 18, 1998

     This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share ("Common Stock"), of Harbor Florida Bancshares, Inc. ("Bancshares" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at its Special Meeting of Stockholders ("Special Meeting") to be held on Friday, September 18, 1998, at Old City Hall Annex located at 315 Avenue A, Fort Pierce, Florida at 10:30 a.m. Florida time, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about August 14, 1998.

     Each proxy solicited hereby, if properly signed and returned to Bancshares and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the Plan, in favor of the adjournment of the Special Meeting and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting. Only proxies that are returned can be counted and voted at the Special Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Bancshares, (ii) properly submitting to Bancshares a duly-executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Harbor Florida Bancshares, Inc., 100 S. Second Street, Fort Pierce, Florida 34950,
Attention: Secretary. Proxies solicited hereby may be exercised only at the Special Meeting and will not be used for any other meeting.

                             SOLICITATION OF PROXIES

     All costs of the solicitation of proxies will be borne by Bancshares. In addition to solicitation by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Special Meeting and will be paid a fee of $6,500 plus out-of-pocket expenses. In addition, directors, officers and other employees of Bancshares or Harbor Federal Savings Bank (the "Bank") may solicit proxies personally or by telephone or other means without additional compensation. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

                                VOTING SECURITIES

     The securities that may be voted at the Special Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Special Meeting, except as described below. Only holders of record of Common Stock at the close of business on July 24, 1998, (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date there were 30,909,830 shares of Common Stock issued and outstanding. Bancshares had no other class or securities outstanding at this time.

     As provided in Bancshares' Certificate of Incorporation, holders of Common Stock who beneficially own in excess of ten percent of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum at the Special Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting shall be adjourned in order to permit further solicitation of proxies.

                                VOTING PROCEDURES

     The proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy at the Special Meeting. An abstention with respect to a proposal by a shareholder present or represented at the Special Meeting will have the same effect as a vote against that proposal. Broker non-votes, or votes in excess of the Limit, will not be counted as present and entitled to vote, and have no effect on the vote on the proposals.

     Executed, unmarked proxies will be voted FOR all proposals.

     For further information on the vote required to implement the proposal during the first year following the conversion from the mutual holding company form of organization to the stock form which was completed March 18, 1998 (the "Conversion"), please see the discussion under Proposal I herein.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company. The Board of Directors has designated Peabody & Brown, the Company's special counsel, to act as Inspector of Election and tabulate votes at the Special Meeting. After the final adjournment of the Special Meeting, the proxies will be returned to the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of June 30, 1998, with respect to ownership of the Company's Common Stock by: (i) the Harbor Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (ii) the executive officers and directors of the Company; and (iii) all the directors and executive officers of the Company as a group. Except for those listed below, and based on the absence of any filings under Regulation 13D-G with the Securities and Exchange Commission, Bancshares has no knowledge of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

                                                                                     Common Stock
                                                                                 Beneficially Owned(1)
                                                                             -----------------------------
             Name                                     Title                  Number(2)             Percent
             ----                                     -----                  ---------             -------
Harbor Federal Savings Bank Employee
Stock Ownership Plan                     N/A                                 2,238,594                7.28

Bruce R. Abernethy, Sr.                  Vice Chairman of the Board            324,849(3)(12)         1.06

Richard N. Bird                          Director                              112,687(8)              *

Michael J. Brown, Sr.                    Director, President and Chief
                                         Executive Officer                     578,759(4)             1.88

Richard K. Davis                         Director                              256,389(3)(5)           *

Edward G. Enns                           Chairman of the Board                 64,594(6)               *

Frank H. Fee III                         Director                              360,156(3)(13)         1.17

Richard B. Hellstrom                     Director                              136,953(7)              *

Don W. Bebber                            Senior Vice President                 102,652(9)              *

Robert W. Bluestone                      Senior Vice President                 287,609                 *

Albert L. Fort                           Senior Vice President                 115,850(10)             *

David C. Hankle                          Senior Vice President                 187,054(11)             *

Directors and Executive Officers as a
group (11 persons)                       N/A                                 2,527,552                8.22%

----------

(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.

(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Bancshares.

(3) Includes 131,804, 89,540 and 100,455 shares, respectively, held by the Directors' Deferred Compensation Plan for the benefit of Messrs. Abernethy, Davis and Fee.

(4) Includes currently exercisable options to purchase 168,264 shares. Does not include 33,745 shares held by spouse or 1,201 shares held in trust for the benefit of grandchildren. Mr. Brown disclaims beneficial ownership of these shares.

(5) Includes 65,634 shares held by Richard K. Davis Construction Corporation Profit Sharing Fund and 2,000 shares held by Richard K. Davis Construction. Does not include 22,292 shares owned by Nancy D. Davis, spouse. Mr. Davis disclaims beneficial ownership of the 22,292 shares held by his spouse.

(6) Includes currently exercisable options to purchase 29,049 shares. Does not include 36,211 shares held by spouse. Mr. Enns disclaims beneficial ownership of the shares held by his spouse.

(7)  Includes 12,018 shares held by spouse.

(8)  Includes 25,557 shares held by spouse.

(9) Includes currently exercisable options to purchase 33,436 shares. Does not include 2,002 shares held by spouse. Mr. Bebber disclaims beneficial ownership of the shares held by his spouse.

(10) Does not include 22,574 shares held by spouse. Mr. Fort disclaims beneficial ownership of the shares held by his spouse.

(11) Does not include 16,413 shares held by spouse and 24,433 shares held as custodian for minor children. Mr. Hankle disclaims beneficial ownership of all these shares.

(12) Includes currently exercisable options to purchase 59,192 shares. Does not include 18,181 shares held by spouse. Mr. Abernethy disclaims beneficial ownership of the shares held by his spouse.

(13) Does not include 9,004 shares held by spouse. Mr. Fee disclaims beneficial ownership of the shares held by his spouse.

*    Represents less than 1% of outstanding shares.

Board Meetings and Committees

     The Board of Directors currently meets once a month and may have additional special meetings. During the fiscal year ended September 30, 1997, the Board met 26 times. All Directors who served as directors during the fiscal year ended
September 30, 1997, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. The standing committees include the following:

     Audit Committee. The Audit Committee met three times during the fiscal year ended September 30, 1997. The Audit Committee reviews the internal audit department of the Bank as well as selecting the independent auditors for Bancshares. It also has oversight of the Bank's internal control structure and financial reporting as well as review of the Bank's annual audit plan. This committee currently consists of Messrs. Bird, Davis, and Fee.

     Nominating Committee. The Nominating Committee nominates candidates for vacancies for the office of director. The Committee met once in fiscal 1997 and consists of Messrs. Enns, Abernethy, Bird, Hellstrom and Brown.

     Compensation Committee. The Compensation Committee met four (4) times in fiscal 1997. It reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. The Committee also administers the Bank's stock benefit plans. It will administer the 1998 Stock Incentive Plan if it is approved by stockholders pursuant to Proposal I, herein. This committee consists of Messrs. Abernethy, Enns, and Hellstrom.

     Credit Committee. The Credit Committee was established in November of 1997. It was established to evaluate and take action on credit applications that represent a total exposure over a certain threshold. The Committee meets on an as-needed basis and consists of Directors Abernethy, Bird, Davis, Enns, Fee and Hellstrom.

Directors' Fees

     Directors receive a monthly fee of $1,855 for serving on the Board. Directors Abernethy and Fee defer their compensation through the Directors' Unfunded Deferred Compensation Plan. In addition, each Director is covered by a Group Accident and Travel Plan at a cost of $290 per year per Director. The Chairman of the Board, Edward G. Enns, receives an additional $460 per month and the Vice-Chairman, Bruce R. Abernethy, Sr., receives an additional $210 per month. The Chairman and Vice-Chairman devote approximately 10% and 8%, respectively, of their professional time to the affairs of the Company. President Brown receives no fees for serving on the Board of Directors.

Director Retirement Plan

     Bancshares has established a Director Retirement Plan. Under this plan, non-employee directors who served on the Board of Directors for ten (10) years and have attained the age of 65 are entitled to receive annually until death a payment upon retirement equal to 2 1/2% of the average of the annual Board fee paid such directors for the last three years of service multiplied by his years of Board services (not to exceed 50% of the three year average fee). In 1996, the Board discontinued this plan on a prospective basis. Directors who were elected to the Board after 1996, such as Richard N. Bird, are not eligible to participate in this plan.

Directors' Unfunded Deferred Compensation Plan

     The Unfunded Deferred Compensation Plan for Directors (the "Directors' Deferred Compensation Plan") provides that a director may elect to defer all or part of his annual director fees to fund the Directors' Deferred Compensation Plan. The plan also provides that deferred fees are to earn interest at an annual rate equal to the 30-month certificate of deposit rate adjusted and compounded quarterly. Amounts deferred under the Directors' Deferred Compensation Plan are distributed in annual installments over a ten year period beginning with the first day of the calendar year immediately following the year in which the director ceases to be a director. The Directors' Deferred Compensation Plan also provides methods of distribution in the event of the death of the participant as well as retirement or removal from the Board. As of June 30, 1998, the Directors' Deferred Compensation Plan held 131,804, 89,540, and 100,445 shares of Common Stock for Messrs. Abernethy, Davis and Fee, respectively. These shares were acquired by the Plan utilizing deferred annual director fees of Messrs. Abernethy, Davis and Fee. Currently Directors Abernethy and Fee are deferring director fees pursuant to the Directors' Deferred Compensation Plan.

Interest of Certain Persons in Matters to be Acted Upon

     Upon obtaining stockholder approval, non-employee directors, officers and employees of Bancshares and the Bank will be eligible to receive, at no cost, stock options ("Options") and restricted stock awards ("RRP

Stock") in the form of shares of Common Stock, at no cost, under the Plan. As of the date of this Proxy Statement no determination has been made regarding the granting of Options and RRP Stock under the Plan.

Executive Compensation

     The following table sets forth the compensation paid to Mr. Michael J. Brown, Sr., President and Chief Executive Officer, Robert W. Bluestone, Senior Vice President - Retail Banking, David C. Hankle, Senior Vice President - Credit Administration/Commercial Lending, Don W. Bebber, Senior Vice President and Chief Financial Officer, and Albert L. Fort, Senior Vice President - Marketing/Operations in each of the last three fiscal years. No other executive officer of the Company or the Bank served as President or earned a total salary and bonus in excess of $100,000 during these three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                            All Other
                                             Annual Compensation            Long Term Compensation      Compensation($)(2)
                                             -------------------            ----------------------      ------------------
                                                                         Restricted
        Name and                                                           Stock
   Principal Position       Year(1)         Salary($)    Bonus($)         Awards($)    Options(#)(3)
   ------------------       -------         ---------    --------         ---------    -------------
Michael J. Brown, Sr.        1997           $250,057     $23,804             $0            18,028           $127,709
President                    1996            235,550      22,260              0            12,019             98,996
                             1995            220,833      25,440              0                 0             55,453

Robert W. Bluestone          1997           $127,083     $12,250             $0                 0             $8,375
Senior Vice President -      1996            121,717      11,780              0             3,005             10,510
  Retail Banking             1995            116,950      11,270              0                 0             10,347

David C. Hankle              1997           $126,083     $12,150             $0                 0            $11,852
Senior Vice President -      1996            120,717      11,680              0             3,005             14,194
  Credit Administration/     1995            115,967      11,180              0                 0             14,387
   Commercial Lending

Don W. Bebber                1997           $110,333     $10,450             $0                 0             $9,162
Senior Vice President-       1996            102,917       9,500              0             3,005             11,033
  Chief Financial            1995             92,500      16,000              0                 0             11,047
  Officer

Albert L. Fort               1997           $100,283      $9,670             $0                 0            $10,218
Senior Vice President-       1996             96,392       9,485              0             3,005             12,286
  Marketing/Operations       1995             94,242       9,120              0                 0             13,514

----------

(1)  The Company and the Bank's fiscal years each end September 30.

(2) For fiscal 1997 consists of insurance payments of $6,113, $2,536, $4,155, $4,173 and $4,082 and contributions to the ESOP in the equivalent amount of $6,478, $5,839, $5,792, $4,989 and $4,669 for Messrs. Brown, Bluestone,
     Hankle, Bebber and Fort, respectively. Additionally, the Bank contributed $2,018, $1,905 and $1,467 to Messrs. Brown, Hankle and Fort, respectively, pursuant to the Bank's 401(k) Profit Sharing Plan and Trust. The Bank also contributed $113,100 to fund Mr. Brown's Supplemental Executive Retirement Plan. Other personal benefits provided by the Company or the Bank have not been listed. The aggregate amount of such benefits does not exceed the lesser of $50,000, or 10% of each named executive officers' cash compensation.

(3) Includes options awarded pursuant to the Harbor Federal Savings Bank 1994 Incentive Stock Option Plan. All share awards have been restated to take into account the Conversion, whereby each share of Harbor Florida Bancorp, Inc. common stock was exchanged for 6.0094 shares of the Common Stock.

                                   ----------

     Option Grants in Last Fiscal Year. The following table provides information on option grants in fiscal 1997 to Mr. Brown. No other executive officer received option grants during fiscal 1997.

                                                                                                         Potential Realizable Value
                                                                                                            at Assumed Annualized
                                                                                                            Rates of Stock Price
                                                                                                                Appreciation
                                                           Individual Grants                                 for Option Term(1)
                                      ------------------------------------------------------------       --------------------------

                                                      % of Total
                                                        Options
                          Date         Number of      Granted to      Exercisable
                          of            Options      Employees in     Price Per        Expiration
          Name           Grant(2)     Granted(3)      Fiscal Year       Share(4)          Date                5%            10%
          ----           --------     ----------      -----------       --------          ----                --            ---
Michael J. Brown, Sr.     1/6/97        18,028           66.67%          $5.65           1/6/07            $64,360        $162,793

----------
(1) "Potential Realized Value" is disclosed in response to the Securities and Exchange commission rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by stockholders as, representations or projections of future value of the Common Stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Common Stock price adjusted for the Conversion increased 5% per year for ten years from its closing price on Monday, January 6, 1997, $5.65 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $9.22 per share for an increase of $3.57 per share; and if the stock increased 10% per year over such period, the ending stock price would be $14.68 per share for an increase of $9.03 per share. On August 7, 1998, the closing price of the Common Stock was $12.125.

(2) 17,487 of the options granted on January 6, 1997, first become exercisable on January 6, 2002. The remaining 541 options first become exercisable on January 6, 2003.

(3) Includes options awarded pursuant to the Harbor Federal Savings Bank 1994 Incentive Stock Option Plan. All share awards have been restated to take into account the Conversion, whereby each share of Harbor Florida Bancorp, Inc. common stock was exchanged for 6.0094 shares of the Common Stock.

(4) The exercise price is equal to the Conversion adjusted closing price on Monday, January 6, 1997, or $5.65 per share.

                                   ----------

     Aggregate Option Exercises and Year-End Option Values. The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1997 by Messrs. Brown, Bebber, Bluestone, Fort and Hankle. The table also sets forth the number of shares covered by exercisable and unexercisable options held by the named individuals on September 30, 1997, and the aggregate gains that would have been realized had these options been exercised on September 30, 1997, even though these options were not exercised, and the unexercised options could not have been exercised, on September 30, 1997. All per share numbers are adjusted for the Conversion whereby all existing shares of Harbor Florida Bancorp, Inc. were exchanged for 6.0094 shares of Common Stock.

                        Shares Acquired
                          On Exercise                           Number of Shares                Value of Unexercised
                         During Fiscal        Value          Covered by Unexercised                 In-The-Money
       Name                 1997           Realized(1)         Options on 9/30/97             Options As Of 9/30/97(2)
       ----                 ----           -----------         ------------------             ------------------------

                                                          Exercisable    Unexercisable     Exercisable      Unexercisable
                                                          -----------    -------------     -----------      -------------
Michael J. Brown, Sr.       24,037          $106,003        132,207          124,996        $1,012,706         $957,469
Don W. Bebber                    0                 0         19,086           31,706           146,199          242,868
Robert W. Bluestone         14,350            57,257              0           31,706                 0          242,868
Albert L. Fort              14,350            83,087              0           31,706                 0          242,868
David C. Hankle              6,009            26,500         28,028           31,706           214,694          242,868

----------
(1) Equals the difference between the aggregate exercise price of the options exercised and the aggregate fair market value of the common stock received upon exercise computed using the price of the last sale of the common stock on the exercise date, as quoted on the Nasdaq National Market and then adjusted for the Conversion. All options exercised had an adjusted exercise price of $1.66 per share. Mr. Brown exercised 24,037 options on April 21, 1997, when the adjusted market price of the common stock was $6.07 per share. Mr. Bluestone exercised 14,350 options on January 6, 1997, when the adjusted market price of the common stock was $5.65 per share. Mr. Fort exercised 14,350 options on July 24, 1997, when the adjusted market price of the common stock was $7.45 per share. Mr. Hankle exercised 6,009 options on April 15, 1997, when the adjusted market price of the common stock was $6.07 per share.

(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the common stock that will be received upon exercise, assuming such exercise occurred on Tuesday, September 30, 1997, at which date the last sale of the common stock as quoted on the NASDAQ National Market was at $56.00 per share or $9.32 after adjustment pursuant to the Conversion.

                                   ----------

     Employee Stock Ownership Plan. In 1994, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank. Following the creation of Bancshares, investments in the Harbor Florida Bancorp, Inc., and previously the Bank's, common stock by the ESOP were exchanged for Common Stock.

     As of June 30, 1998, the ESOP held 2,238,594 shares of Common Stock. These shares represent both those received by the ESOP in exchange for shares of Harbor Florida Bancorp, Inc. common stock held before the Conversion and as well as shares purchased by the ESOP in the Conversion. Shares of Common Stock purchased by the ESOP were funded by borrowed funds from Bancshares in the Conversion.

     The ESOP is administered by an unaffiliated corporate trustee in conjunction with the Compensation Committee of the Board. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

     GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Bancshares' statement of financial condition. Since the ESOP is borrowing from Bancshares, such obligation is eliminated in consolidation. However, the cost of unallocated shares are treated as a reduction of shareholders' equity. However, should the ESOP purchase new shares of Common Stock from Bancshares, per share shareholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     Contributions to the ESOP and shares released from the suspense account will be allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of five years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

     The ESOP is subject to the requirements of ERISA and the regulation of IRS and the Department of Labor.

     Pension Plan. The Bank provides a noncontributory, defined benefit pension plan through the Financial Institutions Retirement Fund of White Plains, New York (the "Pension Plan") which covers all full-time employees who have one year of service with Harbor Federal and have attained twenty-one years of age. An employee is 100% vested in the Pension Plan when he/she completes five years of employment at the Bank. Employees who reach the age of sixty-five (65) are also 100% vested in the Pension Plan, regardless of completed years of employment.

     The following table illustrates the annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of average annual salary and years of service.

 Average
 Salary             5            10           15           20            25            30            35
 ------             -            --           --           --            --            --            --
$ 20,000        $ 2,000       $ 4,000      $ 6,000      $ 8,000      $ 10,000      $ 12,000       $ 14,000
$ 40,000        $ 4,000       $ 8,000      $12,000      $16,000      $ 20,000      $ 24,000       $ 28,000
$ 60,000        $ 6,000       $12,000      $18,000      $24,000      $ 30,000      $ 36,000       $ 42,000
$ 80,000        $ 8,000       $16,000      $24,000      $32,000      $ 40,000      $ 48,000       $ 56,000
$100,000        $10,000       $20,000      $30,000      $40,000      $ 50,000      $ 60,000       $ 70,000
$125,000        $12,500       $25,000      $37,500      $50,000      $ 62,500      $ 75,000       $ 87,500
$150,000        $15,000       $30,000      $45,000      $60,000      $ 75,000      $ 90,000       $105,000

     Normal retirement benefits under the Pension Plan are based on retirement at or after age sixty-five (65), with the amount of the benefit dependent on years of service as well as average annual salary for the five (5) consecutive years of highest salary during service. However, the maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended, for calculating contributions under qualified defined benefit plans is currently $160,000.

     As of September 30, 1997, Messrs. Brown, Bebber, Bluestone, Fort and Hankle have 21, 21, 19, 13 and 11 credited years of service, respectively, under the Pension Plan. All benefits are computed as a straight-life annuity and are not subject to deduction for Social Security.

     Supplemental Executive Retirement Program. On September 13, 1995, the Board of Directors approved a Supplemental Executive Retirement Plan ("SERP") for President Brown. The SERP became effective on that date. The SERP will pay Mr. Brown an annual retirement benefit at age 65 of 75% of his final five year average earnings, less the amount payable from the Pension Plan and less the amount expected to be paid as a Social Security benefit. The SERP benefit will accrue evenly over Mr. Brown's career so that if Mr. Brown retires or otherwise terminates his employment before attaining age 65, his benefit will be reduced on a pro rata basis. In addition, if Mr. Brown receives his benefit before age 65, such benefit will be subject to a reduction of 3% multiplied by the number of years prior to age 65 that his benefit commences. The SERP is administered by the Compensation Committee. Payments by Harbor Federal to fund the SERP were $113,100 in fiscal 1997.

     Employment Agreement. The Board of Directors entered into a three-year employment agreement with President Brown effective January 6, 1994. On November 26, 1997, the Board voted to approve an extension of this agreement effective January 6, 1998, with a new initial term to continue through January 6, 2001. During the term of the agreement, Mr. Brown's salary is equal to the initial salary plus any increases which the Board of Directors may authorize from time to time. The agreement also provides for reimbursement of reasonable business expenses, participation in the employee benefit programs of the Company or the Bank and certain other perquisites.

     In the event the Company or the Bank terminates President Brown's employment without cause, he will receive a severance payment equal to his salary, and will continue to participate in the employee benefit programs of the Bank, for the balance of the term of the agreement. Mr. Brown's agreement also provides for certain payments in the event of a change of control under the Bank Change in Control Act of 1978, a merger or consolidation, voluntary dissolution, or transfer of all of the Bank's of Bancshares' assets and liabilities. Should one of these events occur, the Bank's agreement with Mr. Brown would be assumed by any acquiring or merging entity. Further, in the one-year period following one of these events, the agreement provides Mr. Brown with certain protection against termination other than for cause and against a material diminution in his duties or reporting responsibilities under the presumption that such a change would amount to an involuntary termination of President Brown's employment with the Bank. Should one of the enumerated events occur, Mr. Brown would be entitled to a severance benefit of three times his base salary plus the amount of bonuses received during the twelve month period preceding the involuntary termination plus the cost of all benefits which Mr. Brown was entitled to in the twelve-month period preceding the involuntary termination, plus, at his election, the excess of the fair value of shares subject to options held by him over their exercise price, which would then be canceled. Total amounts paid to Mr. Brown under this provision of the agreement with the Bank will not exceed an amount which is $100 less than three times the base amount paid to Mr. Brown as the term "base amount" is defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986. Any payments under the agreement are also conditioned upon their conformity with the "golden parachute" provisions of Section 18(k) of the FDI Act.

     Change In Control Agreements. As of March 18, 1998, Bancshares and the Bank entered into Change in Control Agreements with each of Messrs. Bluestone, Bebber, Hankle and Fort. These agreements provide that, should the officer be terminated by Bancshares or the Bank within one year following a change in control of Bancshares or the Bank (other than termination for cause as defined these agreements), he will receive one year's salary and continue to participate in the certain employee benefit programs of Bancshares and the Bank for 12 months following his termination. The aggregate payments under these agreements, presuming a termination not for cause, are dependent upon the employees' salary and level of benefits at the time of a change in control. If all four (4) senior vice presidents were terminated not for cause during fiscal 1998, the total payment would be $496,259. These agreements have an initial three year term and may be extended by the Board of Directors.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Directors Abernethy, Enns, and Hellstrom, none of whom have ever been an officer or employee of the Bank or Bancshares. None of the above are members of a compensation committee of the Board of Directors of any company other than Bancshares and the Bank.

               PROPOSAL I - APPROVAL OF HARBOR FLORIDA BANCSHARES
                            1998 STOCK INCENTIVE PLAN

     The Harbor Florida Bancshares 1998 Stock Incentive Plan (the "Stock Incentive Plan") authorizes up to 2,322,145 shares of Common Stock to be made available to non-employee directors, officers and employees as options
(incentive or  nonqualified)  (collectively,  "Options"),  or  restricted  stock
("Recognition and Retention Plan Stock" or "RRP Stock") as described below. Options under the Stock Incentive Plan are rights to purchase Common Stock at a fixed price set forth in an option agreement, generally the fair market value at the date of grant. RRP Stock is an award of actual stock subject to forfeiture provisions if the recipient leaves the Company or the Bank before a specified number of years. The purpose of the Stock Incentive Plan is to attract and retain qualified personnel in key positions and provide officers, employees and non-employee directors with a proprietary interest in Bancshares as an incentive to contribute to the success of Bancshares. Additionally, the Stock Incentive Plan serves to promote the attention of management to stockholders' concerns and to reward employees for outstanding performance. The following is a summary of the material terms of the Stock Incentive Plan, which is qualified in its entirety by the complete provisions of the Stock Incentive Plan, attached hereto as Exhibit A.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE HARBOR FLORIDA BANCSHARES
                1998 STOCK INCENTIVE PLAN UNDER THIS PROPOSAL I

     General. The Stock Incentive Plan authorizes the granting of options to purchase Common Stock and awards of RRP Stock. The maximum number of shares reserved for purchase pursuant to the exercise of options is 1,658,675 shares, provided such number is not in excess of 5.40% of the outstanding shares of Common Stock as of the effective date of the Stock Incentive Plan. The maximum number of the shares reserved for the award of RRP Stock is 663,470 shares, provided such number is not in excess of 2.16% of the outstanding shares of Common Stock as of the effective date of the Stock Incentive Plan. All officers, employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the Stock Incentive Plan. The Stock Incentive Plan will be administered by the Compensation Committee of the Company (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy the awards under the Stock Incentive Plan. If authorized but unissued shares are utilized to fund the grant of RRP Stock or the exercise of options granted under the Stock Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing stockholders. Management's current intention is to purchase Common Stock from market sources in order to fund the grants to RRP Stock. However, management's intention is based on current market conditions and is subject to change.

     Stock Option Awards. The Stock Incentive Plan permits the award of Options to employees and officers of the Bank or the Company in the form of either incentive options qualified under ss. 422 of the Code ("Incentive Stock Options" or "ISO") or as nonqualified stock options. Non-employee directors are only eligible to receive grants of non-qualified stock options. Under the Stock Incentive Plan, the Committee will determine which non-employee directors, officers and employees will be granted Options, whether such Options will be ISOs or nonqualified stock options, and when such Options can be exercised. Under the terms of the Stock Incentive Plan, any Option granted prior to March 18, 1999, may not vest in annual installments of greater than 20% of the number of shares underlying the Option award. Vesting must not commence earlier than at least one year from the date of the grant. Finally, the vesting of such Options may not be accelerated, except in the case of death or disability. The exercise price of all Incentive Stock Options must be on 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The criteria used for the award of Options will be determined by the Committee. The Committee may take into account job duties and responsibilities, seniority, job performance, and a comparison of similar awards by companies comparable to the Company when granting Options to officers, employees and directors.

     Incentive Stock Options may only be granted to officers and employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant and the term of the Option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding Common Stock may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant.

     The Stock Incentive Plan permits the Committee to grant, in its discretion, non-qualified options at fair market value to directors, as well as to officers and employees. No awards of any nature are specifically contemplated at this time. Unless sooner terminated, the Stock Incentive Plan will be in effect for a period of ten years from the date of approval by Bancshares' stockholders.

     Tax Treatment of Options. An recipient will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If certain holding periods are satisfied, upon disposal of the Common Stock, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

     For nonqualified stock options and, in the case of a disqualifying disposition of an Incentive Stock Option, a recipient will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price of the option is exceeded by the fair market value of the Common Stock purchased by exercising an option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a nonqualified stock option, or due to a disqualifying disposition of an Incentive Stock Option, would be a deductible expense for tax purposes by Bancshares.

     As of August 7, 1998 the closing price per share of the Common Stock as reported on the NASDAQ National Market was $12.125.

     Recognition and Retention Plan Stock Awards. The Stock Incentive Plan also permits the use of Recognition and Retention Plan Stock awards ("RRP Stock"). Under the terms of the Stock Incentive Plan up to 663,470 of the shares contained in the Stock Incentive Plan are available for awards as RRP Stock. The terms of the RRP Stock awards shall be set by the Committee at the time of grant; however, pursuant to OTS policy, any RRP Stock granted prior to March 18, 1999, may not vest at a rate greater than 20% per year nor begin to vest sooner than one year from the date of grant. The vesting of any RRP Stock so granted may not be accelerated, except in the case of death or disability. The use of RRP Stock is intended to enable the Company and the Bank to retain personnel of experience and ability in key positions of responsibility.

     Restricted stock awards to officers, employees and non-employee directors will be granted based upon a number of factors to be determined by the Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to the Company. Common Stock used for RRP Stock awards may be authorized but unissued shares or previously issued shares of Common Stock repurchased by the Company.

     Tax Treatment of RRP Stock. Recipients of the RRP Stock will recognize income for the taxable years in which stock becomes vested without restriction, unless the recipients elect to be taxed in an earlier year before the RRP Stock is vested. The Company will receive a tax deduction for the fair market value of the shares when included in income by recipients. Any increase in the value of the Common Stock would increase the tax deduction taken by the Company. Likewise a decrease in the value of the Common Stock would decrease the tax deduction taken by the Company.

     Amendment, Termination or Revision of the Stock Incentive Plan. The Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by stockholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements. The Stock Incentive Plan terminates ten years after its effective date. Options cannot be revised unless, consistent with the terms of the Stock Incentive Plan, the recipient consents. The Stock Incentive Plan also permits Options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Committee shall be conclusive and binding on the Company and any participants. The Committee's adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

     Stockholder Approval. The Stock Incentive Plan complies with the regulations of the Office of Thrift Supervision ("OTS"). The OTS has not endorsed or approved of the Stock Incentive Plan. Pursuant to OTS regulations, the Stock Incentive Plan may not be implemented prior to March 18, 1999, unless it is approved by the affirmative vote of the holders of a majority of the total votes eligible to be cast by the Company's stockholders at a duly called meeting of stockholders held no earlier than six months after completion of the Conversion.

     The Stock Incentive Plan provides that it shall become effective upon the earlier of: (i) the date that it is approved by a majority of votes eligible to be cast by the Company's stockholders at a duly called meeting of stockholders; or (ii) March 18, 1999. Accordingly, if the Stock Incentive Plan is not approved by a majority of the votes eligible to be cast by stockholders at the Special Meeting, the Stock Incentive Plan, and any grants thereunder, may become effective on March 18, 1999, without further stockholder approval, unless it is terminated by the Board of Directors. However, in the absence of approval of the Stock Incentive Plan by a majority of votes cast at the Special Meeting, the Board of Directors will review applicable law before implementation of the Stock Incentive Plan. If the Board determines to implement the Stock Incentive Plan under such circumstances, the Options awarded under the Stock Incentive Plan would not qualify as Incentive Stock Options under the Code, and the Company's qualification to have the Common Stock traded on the Nasdaq National Market could be adversely affected.

                                NEW PLAN BENEFITS

     As of the date of this Proxy Statement, no determination has been made regarding the granting of RRP Stock or Options under the Stock Incentive Plan. However, under OTS regulations governing stock incentive plans adopted within one year of conversion, or March 18, 1999, in the case of Bancshares, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors. Any grants made under the Stock Incentive Plan will comply with these limitations.

                  PROPOSAL II - APPROVAL OF ADJOURNMENT OF THE
                                 SPECIAL MEETING

     In the event that there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting, such proposal could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Special Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal II the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration. The Board of Directors recommends that stockholders vote their proxies in favor of such adjournment under this Proposal II so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Special Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to stockholders other than an announcement of such at the Special Meeting.

     Approval of adjournment, if necessary, under this Proposal II requires the affirmative vote by the holders of a majority of the shares of common stock represented at the Special Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
              FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL II.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Special Meeting other than procedural matters incident to the conduct of the Special Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Since no annual meeting of stockholders at which a proxy statement was distributed has been previously held by the Company, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                      NOTICE OF BUSINESS TO BE CONDUCTED AT
                           A SPECIAL OR ANNUAL MEETING

     The bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than one hundred twenty (120) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

     Whether or not you intend to be present at the Special Meeting, you are urged to return your proxy card promptly. If you are then present at the Special Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Special Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Special Meeting.

                                         By Order of the Board of Directors

                                         /s/ Michael J. Brown, Sr.

                                         Michael J. Brown, Sr.
                                         President and CEO


Fort Pierce, Florida
August 12, 1998

                                                                       EXHIBIT A


                         HARBOR FLORIDA BANCSHARES, INC.
         1998 Stock Incentive Plan for Directors, Officers and Employees

     This 1998 Stock Incentive Plan (the "Plan") governs: (i) grants of options to purchase shares of the common stock, $0.10 par value (the "Common Stock") of Harbor Florida Bancshares, Inc. (the "Company" or "Bancshares") ("Options"), and
(ii) awards of restricted Common Stock ("Recognition and Retention Plan Stock" or "RRP Stock") by the Company to directors, officers and employees of the Company or Harbor Federal Savings Bank (the "Bank"). The Plan is intended to provide additional incentives to promote the future success and growth of the Company by providing participants with a direct stake in the Company and, in the case of officers and employees, to encourage qualified persons to seek and accept employment with the Company. The Plan will be effective on the earlier of March 18, 1999, or the date that the Plan is approved by stockholders of Bancshares (the "Effective Date").

I.   Administration of the Plan.

     (a) The Personnel Committee of Bancshares (the "Committee") shall administer the Plan. The Committee shall at all times consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such requirement as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not be disinterested and who may grant awards and administer the Plan with respect to employees and directors who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom awards are not intended to satisfy the provisions of Section 162(m) of the Code.

     (b) Within the limits of the Plan, the Committee shall determine the individuals to whom, and the times at which, Options shall be granted and awards made, the type of Option to be granted and the number of shares subject to each Option or award. The Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted hereunder as may be necessary or desirable and include such further provisions or conditions in such Options as it deems advisable. Any determination or interpretation made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

II.  Shares Subject to the Plan.

     (a) Subject to adjustment as provided in section (b), below, the maximum number of shares reserved for RRP Stock under the Plan is 663,470, which number shall not exceed 2.16% of the outstanding shares of the Common Stock determined immediately as of the Effective Date. Subject to adjustment as provided in section (b), below, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options and option-related Awards granted under the Plan is 1,658,675, which number shall not exceed 5.40% of the outstanding shares of Common Stock as of the Effective Date. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Company. To the extent that Options and RRP Stock are granted under the Plan, the shares underlying such awards will be unavailable for any other use including future grants under the Plan except that, to the extent that RRP Stock or Options terminate, expire, or are forfeited without having vested or without having been exercised, new awards may be made with respect to these shares.

     (b) In the event of a stock dividend, split, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the aggregate number and kind of shares or securities of the Company that may be issued under the Plan and the price of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon both the Company and the participant) so that the proportionate number of shares or securities shall be maintained as before the occurrence of such event.

     (c) Whenever Options or RRP Stock under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock that were subject to such Options may again be made subject to Options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

III. Participants.

     Options and RRP Stock may be granted to directors, officers and other employees provided that the Committee may exclude any individual from eligibility under the Plan. The foregoing notwithstanding, Incentive Stock Options may be awarded only to persons eligible under the Code.

IV.  Options.

     (a) Options may be granted under the Plan either as Incentive Stock Options under Section 422 of the Code (or any successor section), or as non-statutory stock options. Options may be granted from time to time by the Committee, provided that no Incentive Stock Option shall be granted hereunder after 10 years from the Effective Date hereof, or if the limitation of $100,000 set forth in the Code on the aggregate fair market value of Common Stock underlying Incentive Stock Options exercisable for the first time by a participant in any calendar year (or such other limitation as the Code may prescribe) would be exceeded. The granting date for each Option shall be the date on which it is approved by the Committee, or such later date as the Committee may specify. Options granted hereunder shall be evidenced by stock option certificates in such form not inconsistent with the Plan (which in the case of Incentive Stock Options shall conform to the requirements for an Incentive Stock Option contained in the Code) as the Committee may from time to time determine. The form of such Options may vary among optionees.

     (b) 1. In the case of Incentive Stock Options, the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant, provided that such price shall not be less than 100 percent of the fair market value (110 percent in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company) of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

     2. In the case of non-statutory stock options the price per share at which Common Stock may from time to time be optioned shall be determined by the Committee at the time of grant provided that such price shall not be less than 100 percent of the fair market value of a share of Common Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

     3. Common Stock purchased pursuant to an option agreement shall be paid for in full at time of purchase. The purchase price upon exercise of an Option may be paid in whole or in part in (i) cash or (ii) whole shares of Common Stock which the optionee has held for at least six months, evidenced by negotiable certificates valued at their fair market value on the date of exercise. Upon receipt of payment Bancshares shall deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares.

If certificates representing shares of Common Stock are used to pay all or part of the purchase price of an Option, the Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to pay all or part of the purchase price of an option as it deems appropriate. It shall be a condition to the performance of Bancshares' obligation to issue or transfer Common Stock upon the exercise of an Option that the optionee pay, or make provision satisfactory to Bancshares for the payment of, any taxes (other than stock transfer taxes) which Bancshares is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

     (c) The Committee shall determine the term of all Options (provided in the case of an Incentive Stock Option that the term shall not be greater than the term prescribed by the Code, which is currently by 5 years in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company and 10 years in the case of other employees), the time or times that Options are exercisable and whether they are exercisable in installments. Such determination shall be made in compliance with Section IX hereof.

V.   Other Provisions Relating to Options.

     (a) Incentive Stock Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution. Each Incentive Stock Option shall be exercisable, during a participant's lifetime, only by him or her. Non-statutory stock options shall not be transferable by the holder thereof except that non-statutory stock options that are vested may be transferred without exercise to members of the recipient's "immediate family," as such term is defined in Rule 16a-1(e) of the Exchange Act rules. After a participant's death, an Option shall be exercisable only by the executor, administrator or other legal representative of the estate of the participant (the "Representative").

     (b) In the event of a consolidation or merger of the Company or the Bank with another corporation, the sale or exchange of all or substantially all the assets of the Company or the Bank or a reorganization or liquidation of the Company or the Bank, each holder of any outstanding and vested Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property that such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her Option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation.

     (c) In the event that the Committee shall at any time prior to the exercise in full by a participant of Options held by him or her (and regardless of whether such participant is then in the employ of or is a director of the Company or the Bank) determine that such participant either before or after the termination of his or her employment or directorship with the Company or the Bank has committed an act of misconduct for which such participant (if the participant had been an employee) could have been discharged for cause by the Company or the Bank or has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company or the Bank, such Options shall forthwith terminate, and notwithstanding any other provisions hereof, such participant shall not thereafter be entitled to exercise such Options in whole or in part. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

     (d) In the case of a participant who is a director and who terminates service as a director for any reason before having exercised all granted Options, such Options may be exercised in whole or in part within one year of the date of termination to the extent exercisable on the date of termination. If a participant's employment with the Company or the Bank or any subsidiary corporation, or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which
Section 424(a) of the Code (or
any successor section) applies, is terminated for any reason otherwise than by his or her death or disability (within the meaning of Section 22(e)(3) of the Code (or any successor section)), he or she may exercise the Options that he or she had been granted hereunder to the extent exercisable at the time of such termination only within 90 days from the date of termination. If a participant's employment is terminated by reason of disability, such Options may be exercised within one year from the date of termination to the extent exercisable on the date of termination. Upon the death of a participant, the participant's Representative shall have the right, at any time within two years after the date of death, to exercise in whole or in part any Options that were available to the participant at the time of his or her death. If a Participant's employment is terminated by reason of disability or death, all options awarded to the Participant but not yet vested or exercisable shall be become immediately vested and exercisable. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of the applicable exercise period.

     (e) The Committee may modify or extend, subject to the terms and conditions and within the limitations of the Plan, and subject to the Code in the case of Incentive Stock Options, outstanding Options (to the extent unexercised) and authorize the granting of new Options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to a participant, if he or she is otherwise eligible and consents thereto, a new or modified Option in lieu of an outstanding Option for a number of shares at an exercise price and for a term that are greater or less than under the earlier Option and may do so by cancellation and re-grant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. No modification of an Option shall, without the consent of the participant, adversely affect his or her rights under any Option theretofore granted under the Plan.

     (f) Options may be granted under the Plan in substitution for Options held by employees of a corporation who become employees of the Company or the Bank or any subsidiary corporation of the Company or the Bank eligible to receive options under the Plan as a result of an acquisition transaction. The terms and conditions of the substitute Options granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee to conform to the provisions of the Options for which they are substituted.

VI.  Recognition and Retention Plan Stock.

     (a) Notice. The Committee shall promptly provide each director, officer or other employee designated by the Committee to receive RRP Stock ("Recipient") with written notice setting forth the amount of the award, the vesting schedule of the award, and such other terms and conditions of the award as may be considered appropriate by the Committee.

     (b) Restrictions. The shares of Common Stock transferred pursuant to an award of RRP Stock shall be subject to the following restrictions:

          1. No shares of Common Stock subject to awards granted under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that the restrictions set forth in this paragraph VI(b) shall have lapsed in accordance with paragraph VI(c).

          2. The Committee may provide either that

               (i) Stock certificates evidencing shares of Common Stock transferred pursuant to an award of RRP Stock shall be issued in the sole name of the Recipient (but shall be held by the Company until the restrictions shall have lapsed in accordance with the terms of the award and the Plan) and shall bear a legend which, in part, shall provide that:

          "The shares of Common Stock of Harbor Florida Bancshares, Inc., evidenced by this certificate are subject to the terms and restrictions of the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan, and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Harbor Florida Bancshares, Inc. upon request."

          or

               (ii) Stock certificates evidencing shares of Common Stock that are the subject of an award of RRP Stock shall be issued in the name of the Company. The Company shall hold such Common Stock for the benefit of the Recipient until the restrictions have lapsed in accordance with the terms of the award and the Plan. In such instance, whenever shares of Common Stock underlying an award of RRP Stock are distributed to a Recipient or beneficiary thereof under the Plan, such Recipient or beneficiary shall also be entitled to receive with respect to each such share distributed, a payment equal to any cash dividends or distributions (other than distributions in shares of Common Stock) and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock if the record date for determining shareholders entitled to receives such dividends falls between the date of the relevant award was granted and the date the relevant award or installment thereof is distributed. If the Committee determines to establish a trust in connection with this Plan to hold Plan assets for the purposes set forth herein, there shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any dividends paid out.

          (c) Lapse of Restrictions. The restrictions set forth in paragraph VI(b) shall lapse as follows:

               1. Such restrictions shall lapse with respect to the shares of Common Stock awarded pursuant to a specific award of RRP Stock at the times determined by the Committee and on the terms stated in the notice of the award. Such restrictions shall lapse only if on the date restrictions are to lapse, the Recipient has been an officer, director or employee continuously from the time of the award to such date of lapse. The purpose of the restrictions is to provide an incentive to each Recipient to remain with the Company or the Bank and to perform assigned tasks and responsibilities in a manner consistent with the best interests of the Company or the Bank and its stockholders.

               2. In the event of the termination of employment of a Recipient, except as specified in paragraph VI(c)(3) below, all shares of Common Stock still subject to restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient.

               3. In the event of the termination of employment of a Recipient by reason of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, any outstanding restrictions in respect to any RRP Stock awarded to such Recipient will automatically lapse, and the shares of Common Stock subject to the award shall be distributed to the Recipient or, in the case of death, to his or her estate.

          (d) Rights as a Shareholder. Upon issuance of the stock certificates evidencing an award of RRP Stock and subject to the restrictions set out in paragraph VI(b), the Recipient of an award shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock represented by such award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such shares, provided that any stock dividends received on shares of restricted stock shall be subject to the same restrictions as such underlying shares until the restrictions on such underlying shares lapse.

VII. Withholding Taxes.

     (a) Upon the exercise of non-statutory stock options, the participant shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such exercise. The participant may elect to satisfy such withholding obligation by (i) delivering to the Company, Common Stock owned by such individual having a fair market value equal to such withholding obligation or (ii) requesting that the Company withhold from the shares of Common Stock to be delivered a number of shares of Common Stock having a fair market value equal to such withholding obligation.

     (b) In the case of an Incentive Stock Option, the participant shall be required (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code (or any successor section) and the rules thereunder) of Common Stock received upon exercise, and (ii) to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such disposition.

     (c) In the case of RRP Stock, the Company shall have the right to withhold the amount of taxes the Company is required to withhold from the amount awarded, or from the amount paid, or from other amounts payable to the participant.

VIII. Amendment or Termination.

The Committee may amend or terminate the Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Company in accordance with applicable law and regulations if such approval is necessary to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act or other regulatory requirements. Unless hereafter amended to provide for a different termination date, the Plan shall terminate ten years after the Effective Date. Options terminate the later of ten years from the Effective Date or the term expiration date of the Option.

IX.  Compliance With OTS Conversion Regulations.

     Notwithstanding any other provision contained in this Plan:

     (a) No award or Option under the Plan shall be made which would be prohibited by 12 C.F.R.ss. 563b.3(g)(4).

     (b)  Unless the Plan is  approved  by a  majority  vote of the  outstanding shares of the total votes eligible to be cast at duly called meeting of stockholders to consider the Plan, as required by 12 C.F.R. ss. 563b.3(g)(4)(vii), the Plan shall not become effective or implemented prior to one year from the date of the Company's reorganization, or March 18, 1999;

     (c) No award or Option granted prior to one year from the date of the Company's reorganization, or March 18, 1999, shall become vested or exercisable at a rate in excess of 20% per year of the total number of Restricted Stock Awards or Options (whichever may be the case) granted to such Participant, provided, that awards or Options shall become fully vested or immediately exercisable in the event of a Participant's termination of service due to death or disability;

     (d) No award or Options granted to any individual Employee prior to one year from the date of the Company's reorganization, or March 18, 1999, may exceed 25% of the total amount of awards or Options, respectively, which may be granted under the Plan;

     (e) No award or Options granted to any individual non-employee director prior to one year from the date of the Company's reorganization, or March 18, 1999, may exceed 5% of the total amount of awards or Options, respectively, which may be granted under the Plan;

     (f) The aggregate amount of awards or Options granted to all non-employee directors prior to one year from the date of the Company's reorganization, or March 18, 1999, may not exceed 30% of the total amount of awards or Options, respectively, which may be granted under the Plan; and

     (g) Any change or amendment to the Plan which eliminates the restrictions required by 12 C.F.R. ss. 563b.3(g)(4) shall require prior approval of the Company's stockholders.

REVOCABLE PROXY                                                  REVOCABLE PROXY


                         HARBOR FLORIDA BANCSHARES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            HARBOR FLORIDA BANCSHARES, INC. TO BE USED AT THE SPECIAL
                 MEETING OF STOCKHOLDERS ON SEPTEMBER 18, 1998

     The undersigned being a stockholder of Harbor Florida Bancshares, Inc. hereby appoints Michael J. Brown, Sr. and Frank H. Fee, III, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders to be held at 10:30 a.m., Florida Time, on September 18, 1998, Old City Hall Annex, 315 Avenue A, Fort Pierce, Florida 34950, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address below.

     This proxy will be voted as directed or, if no direction is given, will be voted FOR the 1998 Stock Incentive Plan for Directors, Officer and Employees under PROPOSAL I and FOR the adjournment of the Special Meeting under PROPOSAL II.


                                    NEW ADDRESS:

                                    -----------------------------

                                    -----------------------------

                                    -----------------------------

The Board of Directors recommends a vote FOR PROPOSAL I and PROPOSAL II.

     I. Adoption of the Harbor Florida Bancshares, Inc. 1998 Stock Incentive Plan for Directors, Officers and Employees.

          [_] FOR                  [_] AGAINST             [_] ABSTAIN

     II. Approval of adjournment of the Special Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of Special Meeting of stockholders to approve the Plan.

          [_] FOR                  [_] AGAINST             [_] ABSTAIN

     In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

[                   ]                        Dated: ________, 1998
                                             ______________________
[                   ]                        ______________________
                                             (Signature)

                                             Please  date this  Revocable  Proxy
                                             and sign,  exactly as your  name(s)
                                             appears on your stock  certificate.
                                             If signing as a  fiduciary,  please
                                             give your full title.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING:  [_]


                                        2